                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:      617-673-8000

MEDIA CONTACT:
Ilene Hoffer:          617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                      THIRD QUARTER 2005 FINANCIAL RESULTS


BOSTON, MA - (October 26, 2005) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the third quarter ended September 30, 2005.

Earnings per diluted share of $0.32 in the quarter ended September 30, 2005 increased 33% from $0.24 per diluted share for the quarter ended September 30, 2004. Revenue for the third quarter of 2005 increased 11% to $154.4 million from $139.0 million for the same quarter last year. Net income for the third quarter of 2005 increased 33% to $9.0 million from $6.8 million in the third quarter of 2004.

Earnings per diluted share of $0.95 for the nine months ended September 30, 2005 increased 34% from $0.71 per diluted share for the nine months ended September 30, 2004. Revenue for the first nine months of 2005 increased 14% to $462.2 million from $407.1 million for the same period last year. Net income for the first nine months of 2005 increased 36% to $26.9 million from $19.8 million in the first nine months of 2004.

"This was an exciting quarter for Bright Horizons," said David Lissy, Chief Executive Officer. "We were proud to welcome 47 new centers to our network. With the completion of our acquisition of ChildrenFirst on September 12, we now operate a nationwide network of high-quality dedicated back-up child care centers that offers employers a wide range of locations and services. This quarter we also opened our first center in Puerto Rico, in partnership with Amgen, along with centers for clients such as The Gap, Unilever, YUM Brands, Overlook Hospital, Covington and Burling, Illich Holdings, Milton Academy, and Union Pacific. Overseas, we added new centers for KwikFit Insurance in Glasgow, and our sixth center for Pfizer in Sandwich, England."

"This quarter also marked a milestone in the growth of Bright Horizons with the opening of our 100th center outside the U.S.," added Lissy. "This new center, located on the campus of the new world headquarters of the Royal Bank of Scotland in Edinburgh, is a state-of-the-art facility providing quality early education and supporting the needs of the working parents at the bank." At the end of the quarter, Bright Horizons operated 616 centers, with the capacity to serve more than 66,000 children and families, having closed 6 centers and combined 2 others with new larger centers during the quarter.

This past month Working Mother magazine released its annual list of "100 Best Companies for Working Mothers." "We are very proud of our 65 clients who were recently recognized on the 2005 Working Mother list, including 9 of the top 10," said Lissy. This prestigious ranking serves as an industry benchmark and highlights leading employers who have demonstrated a significant commitment to providing work/life solutions that support working mothers and their families. "These outstanding employers recognize that providing quality work site child care and other programs that help employees better integrate the challenges of work and life are key to their continuing business success."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 713-481-0095. Replays of the entire call will be available through Friday, November 11, 2005 at 973-341-3080, PIN# 6578923. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.


                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care, early education and work/life consulting services, managing 616 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 600 clients, including more than 90 FORTUNE 500 companies and 65 of the "100 Best Companies" as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For."

This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                       Three months ended
                                                         ---------------------------------------------
                                                                9/30/2005                9/30/2004
                                                         -------------------        ------------------
Revenue                                                  $154,425      100.0%       $138,954     100.0%

Cost of services                                          126,582       82.0%        116,025      83.5%
                                                         --------      -----        --------     -----
Gross profit                                               27,843       18.0%         22,929      16.5%

Selling, general and administrative expenses               12,668        8.2%         10,991       7.9%
Amortization                                                  442        0.3%            354       0.3%
                                                         --------      -----        --------     -----

Income from operations                                     14,733        9.5%         11,584       8.3%

Net interest income                                           556        0.4%             72       0.1%
                                                         --------      -----        --------     -----

Income before income taxes                                 15,289        9.9%         11,656       8.4%

Income tax provision                                       (6,251)      -4.0%         (4,877)     -3.5%
                                                         --------      -----        --------     -----

Net income                                               $  9,038        5.9%       $  6,779       4.9%
                                                         ========      =====        ========     =====

PER SHARE DATA:
Net income per share - basic                             $   0.33                   $   0.25
                                                         ========                   ========
Weighted average number of common
   shares outstanding                                      27,279                     26,600
                                                         ========                   ========

Net income per share - diluted                           $   0.32                   $   0.24
                                                         ========                   ========
Weighted average number of common
  and common equivalent shares                             28,557                     27,882
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
  depreciation and amortization (EBITDA)(a)              $ 18,321                   $ 14,737

Reconciliation of net income to EBITDA:

Net income, as reported                                  $  9,038                   $  6,779
Add back income tax provision                               6,251                      4,877
Less net interest income                                     (556)                       (72)
                                                         --------                   --------
Income from operations                                     14,733                     11,584
Add back depreciation                                       3,146                      2,799
Add back amortization                                         442                        354
                                                         --------                   --------
EBITDA                                                   $ 18,321                   $ 14,737


(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)
                      (in thousands except per share data)


                                                                       Nine months ended
                                                         ---------------------------------------------
                                                             9/30/2005                  9/30/2004
                                                         -------------------        ------------------
Revenue                                                  $462,200      100.0%       $407,101     100.0%

Cost of services                                          378,716       81.9%        340,230      83.6%
                                                         --------      -----        --------     -----
Gross profit                                               83,484       18.1%         66,871      16.4%

Selling, general and administrative expenses               37,990        8.2%         32,270       7.9%
Amortization                                                1,202        0.3%            798       0.2%
                                                         --------      -----        --------     -----

Income from operations                                     44,292        9.6%         33,803       8.3%

Net interest income                                         1,153        0.2%            167       0.0%
                                                         --------      -----        --------     -----

Income before income taxes                                 45,445        9.8%         33,970       8.3%

Income tax provision                                      (18,587)      -4.0%        (14,210)     -3.4%
                                                         --------      -----        --------     -----

Net income                                               $ 26,858        5.8%       $ 19,760       4.9%
                                                         ========      =====        ========     =====

PER SHARE DATA:
Net income per share - basic                             $   0.99                   $   0.75
                                                         ========                   ========
Weighted average number of common
  shares outstanding                                       27,078                     26,428
                                                         ========                   ========

Net income per share - diluted                           $   0.95                   $   0.71
                                                         ========                   ========
Weighted average number of common
  and common equivalent shares                             28,380                     27,758
                                                         ========                   ========

SUPPLEMENTAL INFORMATION:

Earnings before interest, taxes,
  depreciation and amortization (EBITDA)(a)              $ 54,667                   $ 42,898

Reconciliation of net income to EBITDA:

Net income, as reported                                  $ 26,858                   $ 19,760
Add back income tax provision                              18,587                     14,210
Less net interest income                                   (1,153)                      (167)
                                                         --------                   --------
Income from operations                                     44,292                     33,803
Add back depreciation                                       9,173                      8,297
Add back amortization                                       1,202                        798
                                                         --------                   --------
EBITDA                                                   $ 54,667                   $ 42,898

(a) EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.